UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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☒ Preliminary Information Statement

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☐ Definitive Information Statement

NON-INVASIVE MONITORING SYSTEMS, INC.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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NON-INVASIVE MONITORING SYSTEMS, INC.

4400 Biscayne Blvd., Suite 180

Miami, Florida 33137

(305) 575-4200

June __, 2026

Dear Shareholders:

The enclosed Information Statement is being furnished to the holders of record of the shares of the common stock, with a par value of $0.01 per share (the “Common Stock”) of Non-Invasive Monitoring Systems, Inc., a Florida corporation (the “Company,” “we,” “us,” and “our”), as of the close of business on the record date, May 26, 2026 (the “Record Date”). The purpose of the Information Statement is to notify our shareholders that (a) on May 22, 2026, the Company received a written consent in lieu of a meeting (the “Board Consent”) from the members of the board of directors of the Company (the “Board”) and (b) on June __, 2026, the Company received a written consent in lieu of a meeting from the holders of approximately 63.4% of the voting stock (the “Consenting Shareholders”) of the Company (the “Shareholder Consent” and together with the Board Consent, the “Written Consents”). The Written Consents adopted resolutions which approved the granting of authority to the Board to amend the Company’s articles of incorporation, as previously amended to date (the “Articles of Incorporation”) to:

1.	Effect a reverse stock split of the issued and outstanding shares of Common Stock of the Company, by a ratio of no less than 1-for-100 and no more than 1-for-500, with the exact ratio to be determined by the Board in its sole discretion (the “Reverse Split”), with such Reverse Split to be effective at such time and date, if at all, as determined by the Board in its sole discretion; and

2.	Change the Company’s name from “Non-Invasive Monitoring Systems, Inc.” to “Gravitics Holdings, Inc.” at such time as is determined by the Board in its sole discretion (the “Name Change”), with such Name Change to be effective at such time and date, if at all, as determined by the Board in its sole discretion.

You are urged to read the Information Statement in its entirety for a description of the actions taken by the Consenting Shareholders of the Company. It is contemplated that Reverse Split will become effective no sooner than the latest to occur of (a) twenty-one (21) calendar days after this Information Statement is first mailed to our shareholders, (b) the Board’s determination of the exact ratio and timing for the Reverse Split, and (c) approval of the Reverse Split by the Financial Industry Regulatory Authority, Inc. (“FINRA”). It is contemplated that Name Change will become effective no sooner than the latest to occur of (a) twenty-one (21) calendar days after this Information Statement is first mailed to our shareholders, (b) approval of the Name Change by FINRA and (c) the consummation of the Merger (as hereinafter defined). The Name Change will not occur if the Merger is not consummated.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you to approve either the Reverse Split or the Name Change. The enclosed Information Statement is being furnished to you to inform you that the foregoing actions have been approved by the Consenting Shareholders. Because the Consenting Shareholders have voted in favor of the foregoing actions, and have sufficient voting power to approve such actions, no other shareholder consents will be solicited in connection with the transactions described in this Information Statement. The Board is not soliciting your proxy, and proxies are not requested from shareholders.

This Information Statement is being mailed on or about June __, 2026 to shareholders of record on the Record Date.

Sincerely,

/s/ James J. Martin
James J. Martin
Chief Financial Officer

NON-INVASIVE MONITORING SYSTEMS, INC.

4400 Biscayne Blvd., Suite 180

Miami, Florida 33137

(305) 575-4200

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

AND RULE 14C-2 THEREUNDER

_____________________________________

NO VOTE OR OTHER ACTION OF THE COMPANY’S SHAREHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is being furnished to the holders of record of the shares of the common stock, with a par value of $0.01 per share (the “Common Stock”) of Non-Invasive Monitoring Systems, Inc., a Florida corporation (the “Company,” “we,” “us,” and “our”), as of the close of business on the record date, May 26, 2026 (the “Record Date”). The purpose of the Information Statement is to notify our shareholders that (a) on May 22, 2026, the Company received a written consent in lieu of a meeting (the “Board Consent”) from the members of the board of directors of the Company (the “Board”) and (b) on June __, 2026, the Company received a written consent in lieu of a meeting from the holders of approximately 63.4% of the voting stock (the “Consenting Shareholders”) of the Company (the “Shareholder Consent” and together with the Board Consent, the “Written Consents”). The Written Consents adopted resolutions which authorize the granting of authority to the Board to amend the Company’s articles of incorporation, as previously amended to date (the “Articles of Incorporation”) to:

1.	Effect a reverse stock split of the issued and outstanding shares of Common Stock of the Company, by a ratio of no less than 1-for-100 and no more than 1-for-500, with the exact ratio to be determined by the Board in its sole discretion (the “Reverse Split”), with such Reverse Split to be effective at such time and date, if at all, as determined by the Board in its sole discretion; and

2.	Change the Company’s name from “Non-Invasive Monitoring Systems, Inc.” to “Gravitics Holdings, Inc.” at such time as is determined by the Board in its sole discretion (the “Name Change”), with such Name Change to be effective at such time and date, if at all, as determined by the Board in its sole discretion.

You are urged to read the Information Statement in its entirety for a description of the actions taken by the Consenting Shareholders of the Company. It is contemplated that Reverse Split will become effective no sooner than the latest to occur of (a) twenty-one (21) calendar days after this Information Statement is first mailed to our shareholders, (b) the Board’s determination of the exact ratio and timing for the Reverse Split, and (c) approval of the Reverse Split by the Financial Industry Regulatory Authority, Inc. (“FINRA”). It is contemplated that Name Change will become effective after the later to occur of (a) twenty-one (21) calendar days after this Information Statement is first mailed to our shareholders, (b) approval of the Name Change by FINRA and (c) the consummation of the Merger (as hereinafter defined). The Name Change will not occur if the Merger is not consummated.

Because the Consenting Shareholders have voted in favor of the foregoing actions, and have sufficient voting power to approve such actions, no other shareholder consents will be solicited in connection with the transactions described in this Information Statement. The Board is not soliciting proxies in connection with the adoption of these actions, and proxies are not requested from shareholders.

In accordance with our bylaws (the “Bylaws”), our Board has fixed the close of business on May 26, 2026 as the Record Date for determining the shareholders entitled to notice of the above noted actions (the “Record Date”). This Information Statement is being mailed on or about June __, 2026 to shareholders of record on the Record Date.

Under Florida law, shareholders have no appraisal or dissenters’ rights in connection with the matters described in this Information Statement and we will not independently provide our shareholders with any such right.

DISTRIBUTION AND COSTS

We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. In addition, we will only deliver one Information Statement to multiple shareholders sharing an address, unless we have received contrary instructions from one or more of the shareholders. Also, we will promptly deliver a separate copy of this Information Statement and future shareholder communication documents to any shareholder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and future shareholder communication documents to any shareholder or holders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above.

Shareholders may also address future requests regarding delivery of information statements by contacting us at the address noted above.

VOTE REQUIRED; MANNER OF APPROVAL

Approval to authorize the Board to implement each of the Reverse Split and Name Change requires the affirmative vote of the holders of a majority of the voting power of the Company. In accordance with the Company’s Bylaws, the Board has fixed May 26, 2026, as the Record Date for determining the shareholders entitled to vote or give written consent.

As of the Record Date, there were (a) 155,810,655 shares of Common Stock issued and outstanding, with each share of Common Stock entitled to one vote, and (b) 100 shares of Series B convertible preferred stock, with a par value of $1.00 per share (the “Series B Preferred Stock”) issued and outstanding, with each share of Series B Preferred Stock entitled to 100 votes per share. The holders of Series B Preferred Stock have the right to vote together as a single class with the holders of the Common Stock and the holders of any other class or series of shares entitled to vote with the Common Stock.

Dr. Jane Hsaio, our Chief Executive Officer and a member of our Board, has the power to vote 43,455,734 shares of our Common Stock, which are held through her affiliates, and Dr. Phillip Frost, a member of our Board, has the right to vote 54,690,325 shares of our Common Stock, which are held through his affiliates. On June __, 2026, by delivery of the Shareholder Consent, Dr. Hsiao and Dr. Frost approved each of the Reverse Split and the Name Change by providing written consents as to 43,455,734 votes and 54,690,325 votes, respectively, representing an aggregate of 98,146,059 votes, or approximately 63.4% of the voting stock of the Company. Accordingly, the majority of votes necessary to authorize both the Reverse Split and the Name Change were received.

No other shareholder consents will be solicited in connection with the transactions described in this Information Statement. The Board is not soliciting proxies in connection with the adoption of these proposals, and proxies are not requested from shareholders. The Company will not hold a shareholder meeting to consider the matters covered by this Information Statement.

Under Section 607.0704 of the Florida Business Corporation Act (“FBCA”), shareholders may take action without a meeting of the shareholders, and without prior notice, if a consent or consents in writing, setting forth the action so taken, is signed by the holders of the outstanding voting shares holding not less than the minimum number of votes that would be necessary to approve such action at a shareholders meeting. The action is effective when written consents from holders of record of a majority of the outstanding shares of voting stock are executed and delivered to the Company. This Notice of Action by Written Consent and Information Statement constitutes notice to you under Section 607.0704 of the FBCA of the actions taken by the written consent of the Consenting Shareholders. On May 22, 2026 and June __, 2026, the Board and the Consenting Shareholders, respectively, executed and delivered to the Company the Written Consents. Accordingly, in compliance with the FBCA, at least a majority of the total voting stock of the Company has approved the Reverse Split and the Name Change. As a result, no vote or proxy is required by the shareholders to approve the adoption of the foregoing actions.

This Information Statement is being furnished to all holders of the Company’s Common Stock pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, solely for the purpose of informing shareholders of these corporate actions before they take effect. In accordance with Exchange Act Rule 14c-2, the shareholder consent will become effective no sooner than twenty (20) calendar days following the mailing of this Information Statement. It is contemplated that Reverse Split will become effective no sooner than the latest to occur of (a) twenty-one (21) calendar days after this Information Statement is first mailed to our shareholders, (b) the Board’s determination of the exact ratio and timing for the Reverse Split, and (c) approval of the Reverse Split by FINRA. It is contemplated that Name Change will become effective no sooner than the latest to occur of (a) twenty-one (21) calendar days after this Information Statement is first mailed to our shareholders, (b) approval of the Name Change by FINRA, and (c) the consummation of the Merger (as hereinafter defined). The Name Change will not occur if the Merger is not consummated.

BOARD DISCRETIONARY AUTHORITY TO AMEND THE COMPANY’S ARTICLES OF INCORPORATION TO EFFECT THE REVERSE SPLIT

General

On May 22, 2026, our Board authorized the Reverse Split at a ratio of no less than 1-for-100 and no more than 1-for-500, with such ratio to be determined by the Board, and such Reverse Split to be effected at such time and date, if at all, as determined by the Board in its sole discretion. The Board may, in its sole discretion, select an appropriate ratio and file the Articles of Amendment with the Secretary of State of the State of Florida. This action was authorized by the Consenting Shareholders on June __, 2026.

Potential Effects of the Reverse Split

The principal effect of the Reverse Split would be to decrease the number of outstanding shares of our Common Stock. The Reverse Split will also raise the per share trading price of our Common Stock, which is currently quoted and trading on the OTC Markets Expert Market (the “Expert Market”).

Except for de minimus adjustments that may result from the treatment of fractional shares as described below, the Reverse Split will not have any dilutive effect on our shareholders since each shareholder would hold the same percentage of our Common Stock outstanding immediately following the Reverse Split as such shareholder held immediately prior to the Reverse Split. The relative voting and other rights that accompany the shares of Common Stock would not be affected by the Reverse Split.

Effect of the Reverse Stock Split on Holders of Outstanding Common Stock

As of the Record Date, there were 155,810,655 shares of our Common Stock outstanding. Depending on the ratio for the Reverse Split determined by the Board, a minimum of 100 and a maximum of 500 shares of existing Common Stock will be combined into one new share of Common Stock. The table below shows, as of the Record Date, the number of outstanding shares of Common Stock that would result from the listed hypothetical Reverse Split ratios (without giving effect to the treatment of fractional shares):

Reverse Stock Split Ratio	Approximate Number of Outstanding Shares of Common Stock Following the Reverse Stock Split
1-for-100	1,558,107
1-for-150	1,038,738
1-for-200	779,054
1-for-250	623,243
1-for-300	519,369
1-for-350	445,174
1-for-400	389,527
1-for-450	346,246
1-for-500	311,621

Although the Reverse Split will not have any dilutive effect on our shareholders, the proportion of shares owned by our shareholders relative to the number of shares authorized for issuance will decrease because the Reverse Split does not change the current authorized number of shares of capital stock of the Company. The remaining authorized shares of Common Stock may be used for various purposes, including, without limitation, raising capital, providing equity incentives to employees, officers or directors, effecting stock dividends, establishing strategic relationships with other companies, and the acquisition of other businesses or products.

Except with respect to the Merger and Public Offering (each defined below), we do not currently have any plans, proposals or arrangements to issue any of the authorized shares which would become newly available as a result of the Reverse Split. Nevertheless, in order to support our projected need for additional equity capital and to provide flexibility to raise the capital as necessary, our Board believes the number of authorized shares of Common Stock should be maintained at 400,000,000 shares.

Reasons for the Reverse Split

As previously reported in a Current Report on Form 8-K we filed with the Securities and Exchange Commission (“SEC”) on March 12, 2026, on March 5, 2026, the Company entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), with Gravitics Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of the Company (the “Merger Sub”), and Gravitics, Inc., a Delaware corporation (“Gravitics”). The Merger Agreement provides that, among other things and upon the terms and subject to the conditions thereof, at the effective time (the “Effective Time”), (a) Merger Sub will be merged with and into Gravitics, (b) the separate corporate existence of Merger Sub will thereupon cease and Gravitics will be the surviving corporation (the “Surviving Corporation”), and (c) the Surviving Corporation will become a wholly-owned subsidiary of the Company (the “Merger”). The parties expect the closing of the Merger (the “Closing”) to occur on or before June 30, 2026, or on such other date that the parties mutually agree to in writing.

The Merger Agreement includes customary covenants of the parties with respect to operation of their respective businesses prior to consummation of the Merger and efforts to satisfy conditions to Closing. The Merger Agreement also contains additional covenants including, among others, that Company and Gravitics will use reasonable best efforts to consummate an underwritten public offering of at least $40.0 million for the combined company (the “Public Offering”) and a corresponding uplisting (the “Uplisting”) to The Nasdaq Capital Market (“Nasdaq”). The parties also agreed that, prior to the Merger, the Company will effect the Reverse Split in anticipation of the Public Offering and Uplisting.

In addition, the Merger Agreement includes customary closing conditions, and is also conditioned upon, among other things, that (a) the Reverse Split will have been approved by the Company’s shareholders and FINRA, and will have become effective prior to the Closing of Merger, (b) the Uplisting will have been approved by Nasdaq prior to the Closing of the Merger, and (c) the Public Offering will be ready for consummation upon Closing of the Merger.

The Company is a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act, and its main business focus has been to seek, investigate and engage in a business combination with a private entity whose business presents an opportunity for its shareholders. The Board has concluded that the Merger, the Public Offering and the Uplisting will increase shareholder value. The Board’s primary objectives in proposing the Reverse Split is to enable the Board to raise the per share trading price of our Common Stock, which is currently trading only on the Expert Market, in anticipation of the Public Offering, and to allow for the Uplisting of our Common Stock on Nasdaq (assuming that we will otherwise satisfy the other initial listing criteria of Nasdaq). The Reverse Split is not intended to be a first step in a going private transaction and will not have the effect of a going private transaction covered by Rule 13e-3 under the Exchange Act.

The Board may, in its sole discretion, select an appropriate ratio and file a Certificate of Amendment to our Articles of Incorporation with the Secretary of State of the State of Florida to effect the Reverse Split, it being understood that the purpose of the Reverse Split is to enable the Public Offering and the Uplisting.

Our Board has determined that by increasing the market price per share of our Common Stock, we may meet the stock price element of the initial listing requirements of Nasdaq, and our Common Stock could be listed on Nasdaq if we meet the other initial listing and corporate governance requirements of Nasdaq. Our Board believes that current and prospective investors, including prospective investors in the Public Offering, and the brokerage community may view an investment in our Common Stock more favorably if our Common Stock is listed on Nasdaq.

Our Board also has confidence that the Reverse Split and any resulting increase in the per share price of our Common Stock should enhance the acceptability and marketability of our Common Stock to the financial community and investing public, including in connection with the Public Offering.

We cannot assure you that the Merger and the Public Offering will be consummated, or that the Uplisting will be approved by Nasdaq, and that the Board will ultimately determine to effect the Reverse Split or, if effected, that the Reverse Split will have any of the desired effects described above. More specifically, we cannot assure you that after the Reverse Split the market price of our Common Stock will increase proportionately to reflect the ratio for the Reverse Split, that the market price of our Common Stock will not decrease to its pre-split level, that our market capitalization will be equal to the market capitalization before the Reverse Split, or that we will satisfy the other listing criteria or will be listed on Nasdaq, or once initially listed, that we will be able to maintain such listing on Nasdaq. If any of the foregoing factors are not achieved, the Company may not consummate the Merger and Public Offering.

Requirements for Listing on Nasdaq

In order to list our Common Stock on Nasdaq, among other requirements, our Common Stock must maintain a minimum bid price of $4.00, or $3.00 under certain circumstances. Our Board has considered the potential advantages to us if our Common Stock is listed on Nasdaq and has concluded that even though the desired effects cannot be assured, it is in the best interests of our Company and our shareholders to effect the Reverse Split to help attain a $4.00 or $3.00 bid price and ensure compliance with the listing requirements of Nasdaq.

Potential Disadvantages of the Reverse Split

As noted above, the principal purpose of the Reverse Split would be to help increase the per share market price of our Common Stock by up to factor of 500, in connection with the Merger, Public Offering and Uplisting. We cannot assure you, however, that the Reverse Split will accomplish this objective for any meaningful period of time. While we expect that the reduction in the number of outstanding shares of Common Stock will increase the market price of our Common Stock, we cannot assure you that the Reverse Split will increase the market price of our Common Stock by an equivalent multiple, or result in any permanent increase in the market price of our Common Stock. The price of our Common Stock is dependent upon many factors, including our business and financial performance, general market conditions and prospects for future success. If the per share market price does not increase proportionately as a result of the Reverse Split, then the value of our Company as measured by our market capitalization will be reduced, perhaps significantly.

The number of shares held by each individual shareholder would be reduced if the Reverse Split is implemented. This may also increase the number of shareholders who hold less than a “round lot,” or 100 shares. This has two disadvantages. First, the rules of Nasdaq require that at least half the minimum required number of round lot holders (450) must each hold unrestricted securities with a minimum value of $2,500 to be listed on such exchange. Second, the transaction costs to shareholders selling “odd lots” are typically higher on a per share basis. Consequently, the Reverse Split could increase the transaction costs to existing shareholders in the event they wish to sell all or a portion of their position.

Although our Board believes that the decrease in the number of shares of our Common Stock outstanding as a consequence of the Reverse Split and the anticipated increase in the market price of our Common Stock could encourage interest in our Common Stock and possibly promote greater liquidity for our shareholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the Reverse Split.

Effecting the Reverse Split

In order to effect the Reverse Split, Articles of Amendment to the Company’s Articles of Incorporation will be filed with the Secretary of State of the State of Florida. The actual timing of the filing of the Articles of Amendment with the Secretary of State of the State of Florida to effect the Reverse Split will be determined by our Board, taking into account the timing for the Merger, Public Offering and Uplisting. In addition, if for any reason our Board deems it advisable to do so, the Reverse Split may be abandoned at any time prior to the filing of the Articles of Amendment, without further action by our shareholders. Assuming prior approval by FINRA, the Reverse Split will be effective as of the date of filing with the Secretary of State of the State of Florida, or at such time and date as specified in the Articles of Amendment.

Upon the filing of the Articles of Amendment, without further action on our part or our shareholders, the outstanding shares of Common Stock held by shareholders of record would be converted into a lesser number of shares of Common Stock based on a Reverse Split ratio as determined by the Board in its sole discretion, it being understood that the Reverse Split is being effected in connection with the Merger, Public Offering and Uplisting.

It is contemplated that Reverse Split will become effective no sooner than the latest to occur of (a) twenty-one (21) calendar days after this Information Statement is first mailed to our shareholders, (b) the Board’s determination of the exact ratio and timing for the Reverse Split, and (c) approval of the Reverse Split by FINRA.

Effect on Outstanding Shares and Certain Other Securities

If the Reverse Split is implemented, the number of shares our Common Stock owned by each shareholder will be reduced in the same proportion as the reduction in the total number of shares outstanding, such that the percentage of our Common Stock owned by each shareholder will remain unchanged except for any de minimus change resulting from cash in lieu of any fractional shares that such shareholder would have received as a result of the Reverse Split. Any outstanding shares of Series B Preferred Stock, entitling the holder to receive shares of the Company’s Common Stock upon conversion, would be adjusted as a result of the Reverse Split, resulting in the holder of the Series B Preferred Stock receiving a proportionate lesser number of shares upon conversion. The Company currently has no other outstanding options, warrants, notes, debentures or other securities entitling holders to receive shares of Common Stock upon exercise or conversion.

Effect on Registration and Stock Trading

Our Common Stock is currently registered under Section 12(g) of the Exchange Act. As a result, we are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Split would not affect the registration of the Common Stock under the Exchange Act.

Exchange of Stock Certificates; Fractional Shares

At the effective time of the Reverse Split, automatically, without any action on the part of any shareholder, the Company’s issued and outstanding shares of Common Stock (“Old Common Stock”) shall be converted into new shares of Common Stock (“New Common Stock”) on the basis of the Reverse Split ratio determined by the Board. Each holder of a certificate or certificates, which, immediately prior to the effective time, represented outstanding shares of Old Common Stock, will, from and after the effective time, be entitled to receive a certificate or certificates representing the shares of New Common Stock into which the shares of Old Common Stock are reclassified in connection with the Reverse Split. Our Board does not intend to issue fractional shares in connection with the Reverse Split. Therefore, we do not expect to issue certificates representing fractional shares. In lieu of issuing fractional shares, the Company will round shares up to the nearest whole number and all shares of Old Common Stock eliminated as a result of the Reverse Split will be cancelled. Shareholders who otherwise would be entitled to receive fractional shares because they hold, as of the Effective Time of the Reverse Split, a number of shares of our Old Common Stock not evenly divisible will be entitled to one share of New Common Stock. Any uncertificated shares held in book entry form will be adjusted accordingly on the Company’s books and records.

As of the Record Date, we had 1,390 holders of record of our Common Stock (although we have significantly more beneficial holders). We expect the Reverse Split to result in a significant reduction in the number of our record holders. We presently do not intend to seek any change in our status as a reporting company for federal securities law purposes, either before or after the Reverse Split.

Until surrendered, we will deem outstanding certificates representing shares of Old Common Stock (the “Old Certificates”) held by shareholders to be cancelled and only to represent the number of whole shares of New Common Stock to which these shareholders are entitled, subject to the treatment of fractional shares. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for certificates representing the appropriate number of whole shares of New Common Stock (the “New Certificates”). If an Old Certificate has a restrictive legend on the back of the Old Certificate, the New Certificate will be issued with the same restrictive legend on the back of the New Certificate. Any uncertificated shares held in book entry form will be adjusted accordingly on the Company’s books and records.

Shareholders who hold shares in street name through a nominee (such as a bank or broker) will be treated in the same manner as shareholders whose shares are registered in their names, and nominees will be instructed to effect the Reverse Split for their beneficial holders. However, nominees may have different procedures and shareholders holding shares in street name should contact their nominees. Shareholders will not have to pay any service charges in connection with the exchange of their certificates.

Authorized Shares

If and when our Board elects to effect the Reverse Split, the authorized number of shares of our Common Stock will remain at 400,000,000. Accordingly, there will be no reduction in the number of authorized shares of our Common Stock in proportion to the Reverse Split ratio. As a result, the proportion of shares owned by our shareholders relative to the number of shares authorized for issuance will decrease and the additional authorized shares of Common Stock will be available for issuance at such times and for such purposes as our Board may deem advisable without further action by our shareholders, except as required by applicable laws and regulations.

Anti-Takeover and Dilutive Effects

The purpose of maintaining our authorized Common Stock at 400,000,000 after the Reverse Split is to facilitate our ability to raise additional capital to support our operations following completion of the Merger, Public Offering and Uplisting, not to establish any barriers to a change of control or acquisition of our Company. The shares of Common Stock that are authorized but unissued will provide our Board with flexibility to effect, among other transactions, public or private financings, acquisitions, stock dividends, stock splits and the granting of equity incentive awards. However, these authorized but unissued shares may also be used by our Board, consistent with and subject to its fiduciary duties, to deter future attempts to gain control of us or make such actions more expensive and less desirable. The Reverse Split would give our Board authority to issue additional shares from time to time without delay or further action by the shareholders. Except as previously described above with respect to the Merger and Public Offering, the Reverse Split is not being recommended in response to any specific effort of which we are aware to obtain control of us, nor does our Board have any present intent to use the authorized but unissued Common Stock to impede a takeover attempt. There are no plans or proposals to adopt other provisions or enter into any arrangements that have material anti-takeover effects.

In addition, the issuance of additional shares of Common Stock for any of the corporate purposes listed above could have a dilutive effect on earnings per share and the book or market value of our outstanding Common Stock, depending on the circumstances, and would likely dilute a shareholder’s percentage voting power in us. Holders of our Common Stock are not entitled to preemptive rights or other protections against dilution. Our Board intends to take these factors into account before authorizing any new issuance of shares.

Accounting Consequences

As of the Effective Time, the stated capital attributable to Common Stock on our balance sheet will be reduced proportionately based on the Reverse Split ratio (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net loss will be higher because there will be fewer shares of our Common Stock outstanding.

Federal Income Tax Consequences

The following summary describes certain material U.S. federal income tax consequences of the Reverse Split to holders of our Common Stock. This summary addresses the tax consequences only to a beneficial owner of our Common Stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our Common Stock (a “U.S. holder”). This summary does not address all of the tax consequences that may be relevant to any particular shareholder, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to persons that may be subject to special treatment under U.S. federal income tax law or persons that do not hold our Common Stock as “capital assets” (generally, property held for investment). This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date hereof. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Split.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Split.

Each shareholder should consult his, her or its own tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences of the Reverse Split.

The Reverse Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, no gain or loss should be recognized by a U.S. holder upon the Reverse Split. Accordingly, the aggregate tax basis in the Common Stock received pursuant to the Reverse Split should equal the aggregate tax basis in the Common Stock surrendered and the holding period for the Common Stock received should include the holding period for the Common Stock surrendered.

No Appraisal Rights

Under the FBCA, our shareholders are not entitled to appraisal rights with respect to the Reverse Split, and we will not independently provide our shareholders with any such rights.

Text of Proposed Amendment; Effectiveness

The text of the proposed Articles of Amendment is set forth in Appendix A to this Information Statement. If and when effected by our Board, the Articles of Amendment will become effective upon its filing with the Secretary of State of the State of Florida.

BOARD DISCRETIONARY AUTHORITY TO AMEND THE COMPANY’S ARTICLES OF INCORPORATION TO EFFECT THE NAME CHANGE

General

On May 22, 2026, our Board authorized the change the Company’s name from “Non-Invasive Monitoring Systems, Inc.” to “Gravitics Holdings, Inc.,” at such time as is determined by the Board in its sole discretion, with such Name Change to be effective at such time and date, if at all, as determined by the Board in its sole discretion. To effect the Name Change, the Board has authorized the Company to file Articles of Amendment with the Secretary of State of the State of Florida. This action was authorized by the Consenting Shareholders on June __, 2026.

Reasons for the Name Change

The Company is a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act, as amended (the “Exchange Act”), and its main business focus has been to seek, investigate and engage in a business combination with a private entity whose business presents an opportunity for its shareholders. As the Company previously reported in a Current Report on Form 8-K filed with the SEC on March 12, 2026, the Company entered into a Merger Agreement with Merger Sub and Gravitics. The Merger Agreement provides that, among other things and upon the terms and subject to the conditions thereof, at the Effective Time (a) Merger Sub will be merged with and into Gravitics, (b) the separate corporate existence of Merger Sub will thereupon cease and Gravitics will be the Surviving Corporation, and (c) the Surviving Corporation will become a wholly-owned subsidiary of the Company. The parties expect the Closing of the Merger to occur on or before June 30, 2026, or on such other date that the parties mutually agree to in writing.

At the effective time of the Merger, the Company plans to change its business focus to the business of Gravitics, which designs and manufactures large space structures including orbital carriers, cargo logistics spacecraft, and space station modules to be used for commercial development in earth orbit and beyond. The Board believes that it would be in the best interests of the Company to change the corporate name to “Gravitics Holdings, Inc.,” in order to more accurately reflect the business purpose and activities of the Company following the Merger.

Effecting the Name Change

In order to effect the Name Change, Articles of Amendment to the Company’s Articles of Incorporation will be filed with the Secretary of State of the State of Florida. The actual timing of the filing of the Articles of Amendment with the Secretary of State of the State of Florida to effect the Name Change will be determined by our Board, taking into account the timing for the Merger, Public Offering and Uplisting. In addition, if for any reason our Board deems it advisable to do so, the Name Change may be abandoned at any time prior to the filing of the Articles of Amendment, without further action by our shareholders. The Name Change will be effective as of the date of filing with the Secretary of State of the State of Florida or at such time and date as specified in the Articles of Amendment.

Upon the filing of the Articles of Amendment, without further action on our part or our shareholders, the Company’s name will change from “Non-Invasive Monitoring Systems, Inc.” to “Gravitics Holdings, Inc.”.

It is contemplated that Name Change will become effective no sooner than the latest to occur of (a) twenty-one (21) calendar days after this Information Statement is first mailed to our shareholders, (b) approval of the Name Change by FINRA, and (c) the consummation of the Merger. The Name Change will only be effected if (a) the Merger has been consummated, (b) the Uplisting has been approved by Nasdaq, and (c) the Public Offering has closed.

No Appraisal Rights

Under the FBCA, our shareholders are not entitled to appraisal rights with respect to the Name Change, and we will not independently provide our shareholders with any such rights.

Text of Proposed Amendment; Effectiveness

The text of the proposed Articles of Amendment is set forth in Appendix B to this Information Statement. If and when effected by our Board, the Articles of Amendment will become effective upon its filing with the Secretary of State of the State of Florida.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of the Record Date, the number of shares of Common Stock beneficially owned by (i) each person, entity or group (as that term is used in Section 13(d)(3) of the Exchange Act) known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock; (ii) each of our directors; (iii) each of our executive officers, and (iv) all executive officers and directors as a group. Information relating to beneficial ownership of our Common Stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person directly or indirectly has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to dispose or direct the disposition of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary interest. Except as noted below, each person has sole voting and investment power with respect to the shares beneficially owned and each shareholder’s address is c/o Non-Invasive Monitoring Systems, Inc., 4400 Biscayne Blvd., Suite 180, Miami, Florida 33137.

The percentages below are calculated based on 155,810,655 shares of Common Stock and 100 shares of Series B Preferred Stock issued and outstanding as of Record Date.

Name of Beneficial Owner(1)	Common Stock(2)	Percentage of Voting Stock(3)
Named Executive Officers and Directors:
Jane H. Hsiao, Ph.D.(4)	43,455,734	28.1%
Phillip Frost, M.D.(5)	54,690,325	35.3%
James J. Martin	25,000	*
Adam Logal	–	*
All officers and directors as a group (4 persons)	98,271,060	63.5%

5% or Greater Holders:
Frost Gamma Investments Trust(6)	54,690,325	35.3%
Hsu Gamma Investments, L.P.(7)	43,455,734	28.1%

__________

*Less than 1%

(1)	The mailing address of each 5% beneficial holder listed is 4400 Biscayne Blvd., Miami, Florida 33137.

(2)	A person is deemed to be the beneficial owner of Common Stock that person has a right to acquire within 60 days from the Record Date.

(3)	Based on 155,810,655 shares of Common Stock and 100 shares of Series B Preferred Stock issued and outstanding as of the Record Date. Each beneficial owner’s percentage ownership is determined by including any shares of Common Stock that person has a right to acquire within 60 days from the Record Date.

(4)	Includes 24,553,660 shares of Common Stock held by Hsu Gamma Investments, L.P. and 2,150,000 Common Stock held by Chin Hsiung Hsiao Family Trust A. Dr. Jane Hsiao is trustee of the Chin Hsiung Hsiao Family Trust A. and Dr. Jane Hsiao is the general partner of Hsu Gamma Investments, L.P.

(5)	Includes beneficial ownership of shares held by Frost Gamma Investments Trust.

(6)	Dr. Phillip Frost is the trustee and Frost Gamma, Limited Partnership is the sole and exclusive beneficiary of Frost Gamma Investments Trust. Dr. Frost is one of two limited partners of Frost Gamma, Limited Partnership. The general partner of Frost Gamma Limited Partnership is Frost Gamma Inc. and the sole shareholder of Frost Gamma, Inc. is Frost-Nevada Corporation. Dr. Frost is also the sole shareholder of Frost-Nevada Corporation.

(7)	Dr. Jane Hsiao is the general partner of Hsu Gamma Investments, L.P.

INTEREST OF CERTAIN PERSONS IN OR IN

OPPOSITION TO MATTERS TO BE ACTED UPON

Except in their capacity as shareholders (which interest does not differ from that of the other holders of Company’s Common Stock), none of our officers, directors or any of their respective affiliates or associates will have any interest in the Reverse Split or the Name Change.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this Information Statement, which means that we can disclose important information to you by referring you to other documents that we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this Information Statement. This Information Statement incorporates by reference the following documents:

1.	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 14, 2026;

2.	Our Transition Report on Form 10-KT for the transition period from August 1, 2025 to December 31, 2025, filed with the SEC on March 27, 2026;

3.	Our Annual Report on Form 10-K for the year ended July 31, 2025, filed with the SEC on January 30, 2026;

4.	Our Quarterly Report on Form 10-Q for the quarter ended October 31, 2025, filed with the SEC on January 30, 2026;

5.	Our Quarterly Report on Form 10-Q for the quarter ended April 30, 2025, filed with the SEC on June 13, 2025; and

6.	Our Quarterly Report on Form 10-Q for the quarter ended January 31, 2025, filed with the SEC on March 14, 2025.

Where You Can Find More Information

You may read and copy any reports, statements or other information filed by us at the public reference facilities maintained by the SEC in Room 1590, 100 F Street, N.E., Washington, D.C. 20549. The SEC maintains a website that contains reports, proxy and information statements and other information, including those filed by us, at http://www.sec.gov. You may also access the SEC filings and obtain other information about us through our website, which is www.nims-inc.com. The information contained on the website is not incorporated by reference in, or in any way part of, this Information Statement.

Delivery of Documents to Security Holders Sharing an Address

The Company will provide without charge to each person, including any beneficial owner of such person, to whom a copy of this Information Statement has been delivered, on written or oral request, within one business day of receipt of such request, a copy of any and all of the documents referred to above that have been or may be incorporated by reference herein other than exhibits to such documents (unless such exhibits are specifically incorporated by reference herein). Requests should be directed to Non-Invasive Monitoring Systems, Inc. c/o James Martin at the at the below address or telephone number.

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to shareholders who share a single address unless we received contrary instructions from any shareholder at that address. This practice, known as “householding”, is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of this Information Statement to a shareholder at a shared address to which a single copy of this Information Statement was delivered. You may make such a written or oral request by sending a written notification stating (a) your name, (b) your shared address, and (c) the address to which the Company should direct the additional copy of this Information Statement, to Non-Invasive Monitoring Systems, Inc. c/o James Martin at the at the below address or telephone number. Additionally, if current shareholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to shareholders at the shared address, notification of such request may also be made in the same manner by mail or telephone to the Company’s principal executive offices.

OTHER MATTERS

The Board knows of no other matters other than those described in this Information Statement which have been approved or considered by the holders of a majority of the shares of the Company’s voting stock.

IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT, PLEASE CONTACT:

NON-INVASIVE MONITORING SYSTEMS, INC.

4400 Biscayne Blvd., Suite 180

Miami, Florida 33137

(305) 575-4200

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF CERTAIN TRANSACTIONS ENTERED INTO BY THE COMPANY.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board,

/s/ James J. Martin
James Martin
Chief Financial Officer

APPENDIX A

CERTIFICATE OF AMENDMENT

TO THE

articles OF INCORPORATION

OF

NON-INVASIVE MONITORING SYSTEMS, INC.

Pursuant to Section 607.1006, Florida Statutes, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1. Name of Corporation

The current name of the corporation is:

NON-INVASIVE MONITORING SYSTEMS, INC.

2. Amendment

Article IV of the Articles of Incorporation is hereby amended to add the following paragraph as a new clause (c):

“(c) Effective as of _______, 2026 at 9:00 a.m. Eastern time, every ____ shares of the Corporation’s issued and outstanding common stock, par value $0.01 per share, shall automatically be combined into one issued and outstanding share of common stock without any action by the holders thereof (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. Any shareholder who would otherwise be entitled to receive a fractional share shall receive a share rounded up to the nearest whole share.

The Reverse Stock Split shall not affect the total number of authorized shares of common stock unless otherwise expressly stated herein.”

3. Date of Adoption

The amendment was adopted on June __, 2026

4. Manner of Adoption

The amendment was adopted by the board of directors, and the amendment was also adopted by the shareholders with a majority of the voting power of the Corporation’s capital stock. The number of votes cast for the amendment by the shareholders was sufficient for approval.

5. Effective Date (Optional)

This amendment shall become effective on:

[To insert a date that is the later of (a) 20 days after the mailing of the Schedule 14C, (b) FINRA approval of the reverse stock split or (c) the Board approval of the actual reverse stock split and when to implement such split]1

(if left blank, effective upon filing)

DATED this ___ day of _______, 2026.

By:
Name:	James Martin
Title:	Chief Financial Officer

1 Under Florida law, the Schedule 14C must be mailed to shareholders 10 days after shareholder approval.

APPENDIX B

CERTIFICATE OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

NON-INVASIVE MONITORING SYSTEMS, INC.

Pursuant to Section 607.1006, Florida Statutes, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1. Name of Corporation

The current name of the corporation is:

NON-INVASIVE MONITORING SYSTEMS, INC.

2. Amendment

Article I of the Articles of Incorporation is hereby amended to read as follows:

“The name of the corporation is:

GRAVITICS HOLDINGS, INC.”

3. Date of Adoption

The amendment was adopted on June __, 2026

4. Manner of Adoption

The amendment was adopted by the board of directors, and the amendment was also adopted by the shareholders with a majority of the voting power of the Corporation’s capital stock. The number of votes cast for the amendment by the shareholders was sufficient for approval.

5. Effective Date (Optional)

This amendment shall become effective on:

[To insert the date that is the later of (a) 20 days after the mailing of the Schedule 14C, (b) the consummation of the Merger or (c) the Board approval of when to implement the name change]2

(if left blank, effective upon filing)

DATED this ___ day of _______, 2026.

By:
Name:	James Martin
Title:	Chief Financial Officer

2 Under Florida law, the Schedule 14C must be mailed to shareholders 10 days after shareholder approval.